Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333-158731 on Form S-8 of our reports dated February 16, 2023, relating to the consolidated financial statements of NorthWestern Corporation and the effectiveness of NorthWestern Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of NorthWestern Corporation for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
October 2, 2023